UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 21, 2006

VIKING SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49636	86-0913802
(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Dr., Ste. 900 San Diego CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-431-4010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 27, 2006 we filed a Form 8-K indicating that on November 27, 2006 we were informed by Peterson & Co., LLP (“Peterson”), our independent registered public accounting firm, as follows:

Peterson has consummated a merger with Squar, Milner, Miranda & Williamson, LLP (“Squar Milner”). Squar Milner, which is located in Newport Beach, California, is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner Peterson”).

We filed that Form 8-K as notification that Peterson will no longer be our independent registered public auditor and that Squar Milner Peterson succeeds Peterson as the Company’s independent registered auditor. We now supplement our earlier Form 8-K with the following information:

Peterson was engaged as our independent registered public auditor for the year ended December 31, 2005. The report on the consolidated financial statement for the year ended December 31, 2004 was audited by an independent registered public accounting firm other than Peterson. Peterson's reports on our consolidated financial statements as of and for the year ended December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion; however, Peterson's reports for the years ended December 31, 2005 contained an explanatory paragraph due to uncertainty regarding our ability to continue as a going concern.

During the entire period that Peterson served as the Company’s independent registered auditor, including the year ended December 31, 2005 and the subsequent interim period preceding the change from Peterson to Squar Milner Peterson, there were no disagreements with Peterson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Peterson, would have caused them to make reference thereto in their reports on our consolidated financial statements.

We received a letter dated March 31, 2006 (the "Letter") from Peterson, addressed to the Audit Committee of the Company's Board of Directors in connection with the audit of our financial statements as of December 31, 2005, which identified certain matters involving internal control and its operation that they consider to be significant deficiencies or material weaknesses under the standards of the Public Company Accounting Oversight Board. These material weaknesses were: (1) absence of appropriate segregation of duties consistent with control objectives; (2) insufficient personnel resources and technical accounting expertise within the accounting function to resolve non-routine or complex accounting matters; (3) ineffective controls over period end financial close and reporting processes; and (4) inadequate procedures for appropriately identifying, assessing and applying accounting principles. The Audit Committee of the Company’s Board of Directors discussed the subject matter of the Letter with Peterson.

At the end of May, 2006, we hired a new Chief Financial Officer and in September, 2006 we hired a new controller and have begun to address the weaknesses identified in our independent auditor’s letter of March 31, 2006. We will continue to monitor and evaluate the effectiveness of our disclosure controls and procedures and our internal controls over financial reporting on an ongoing basis and are committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

We have notified the members of our Board of Directors of the facts set forth in this report on Form 8-K/A. The Audit Committee of our Board of Directors has met and approved the appointment of Squar Milner Peterson as the Company’s independent registered public auditor.

We have provided Peterson with a copy of the foregoing disclosures. A copy of Peterson's letter required by Item 304(a)(3) of Regulation S-B is included as Exhibit 16.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS. The following material is filed as an exhibit to this Current
Report on Form 8-K:

EXHIBIT
NUMBER

16.1          Peterson's Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 19, 2007	VIKING SYSTEMS, INC.

By: /s/ Donald Tucker
CEO/President